SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26 (September 24, 2008)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 24, 2008, Ambac Financial Group, Inc. (“Ambac”) entered into an agreement and general release (the “Agreement”) with John W. Uhlein, III, an Executive Vice President of Ambac and Ambac Assurance Corporation. Under the terms of the Agreement, Mr. Uhlein will resign on February 1, 2009 (the “Resignation Date”). Mr. Uhlein will continue to receive his regular salary and benefits through the Resignation Date and will continue to report to Ambac’s CEO through the Resignation Date. He will provide support and consultation as requested by the CEO as Ambac transitions his responsibilities. The Agreement provides for Mr. Uhlein to be paid a bonus of $750,000 for the 2008 performance year and a severance payment in the amount of $350,000. Ambac also will pay up to a total of $25,000 for legal expenses and outplacement services. Under the Resignation Agreement, in consideration for the 2008 bonus award and the severance pay, Mr. Uhlein agreed to the following: (i) not to divulge any confidential information he obtained while he was Ambac’s employee, except as may be necessary in the good faith performance of Mr. Uhlein’s duties at Ambac; (ii) a twelve-month non-solicitation agreement restricting Mr. Uhlein from soliciting the business of, or encouraging or assisting any other party in competition with Ambac to solicit, any customer or account of Ambac in connection with any business activities of Ambac; and (iii) Mr. Uhlein’s execution of a Waiver and General Release Agreement, by which on the Resignation Date he will release Ambac from all potential liability for claims arising out of his employment with Ambac. The Agreement provides that if Mr. Uhlein breaches the terms set forth in (ii) above, Ambac shall cease to have to make any payments under the Agreement from the date of such breach and shall be entitled to require Mr. Uhlein to return all payments made pursuant to the Agreement including, but not limited to, the 2008 bonus, the severance pay and payment for legal expenses and outplacement services It further provides that if the Waiver and General Release Agreement is not executed and delivered, or if he revokes it, (a) any Option and/or RSU Award that has vested from the date hereof through the Resignation Date will be forfeited and (b) Mr. Uhlein will be required to reimburse Ambac the entire amount of the 2008 bonus, the severance pay and payment for legal expenses and outplacement services within ten business days of the revocation date.

Certain statements in this document are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: September 26, 2008

	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel